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                                                         Exhibit 99.26(h)(3)(ii)

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT

     This Amendment to the Amended and Restated Participation Agreement dated March 15, 2007 among, Minnesota Life Insurance Company, Fidelity Distributors Corporation, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV is amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of July, 2007.


MINNESOTA LIFE INSURANCE COMPANY


By:
     ---------------------------
Name:  Bruce P. Shay
       -------------------------
Its: Senior Vice President
     ---------------------------


VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III, and
VARIABLE INSURANCE PRODUCTS FUND IV


By:
    ----------------------------
Name: Christine Reynolds
Their: Senior Vice President


FIDELITY DISTRIBUTORS CORPORATION


By:
    ----------------------------
Name: Bill Loehning
Title: Executive Vice President

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                                   SCHEDULE A
                                       TO
                  PARTICIPATING AGREEMENT, DATED MARCH 15, 2007
                                     BETWEEN
                        FIDELITY DISTRIBUTORS CORPORATION
                                       AND
                        MINNESOTA LIFE INSURANCE COMPANY
                             As amended July 1, 2007

1.   Registered Separate Accounts

      Variable Annuity Account           MHC-92-9283, MHC-92-9284,
      September 10, 1984                 MHC-94-9307, MHC-87-9154 Rev. 3-91,
                                         MHC-95-9326, 99-70016, 99-70017,
                                         02-70067, 02-70073, 02-70074, 02-70075,
                                         03-70083, 03-70084, 03-70085, 03-70086,
                                         03-70090, 06-70139, 06-70147

      Minnesota Life Variable Life       MHC-98-670, MHC-98-690, 99-680, 03-640,
      Account                            04-690
      October 21, 1985

      Minnesota Life Variable Universal  MHC-94-18660 Rev. 5-2001,
      Life Account                       MHC-96-18710T Rev. 5-2001, 02-30436T
      August 8, 1994

      Minnesota Life Individual Variable 07-660
      Universal Life Account
      June 11, 2007

2.   Unregistered Separate Account Contracts - Various Dates of Inception

     Group Annuity Contract forms to which this Agreement applies:

          Group One - Minnesota Life Contracts:

          Group Annuity Contract, Form 04-70126
          Group Annuity Contract, Form 04-70128
          Group Annuity Contract IAC I, Form 87-9173
          Group Annuity Contract IAC I, Form 92-9274
          Group Annuity Contract AIAC I, Form 90-9246
          Group Annuity Contract IAC II, Form 89-9224
          Group Annuity Contract AIAC II, Form 90-9247
          Group Annuity Contract IAC I, Form 87-9166
          Group Annuity Contract, Form MHC-95-9317

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          Group Annuity Contract, Form MHC-97-9388

          Group Two - Contracts previously issued by Minnesota Life prior to the date of this contract:

          Group Annuity Contract IAC I, Form F. 23412
          Group Annuity Contract IAC I, Form F. 24415
          Group Annuity Contract AIAC I, Form F .25150
          Group Annuity Contract IAC I, Form F. 23411
          Group Annuity Contract AIAC I, Form F. 25412
          Group Annuity Contract PAC II, Form 89-9225
          Group Annuity Contract RGC, Form 89-9084
          Group Annuity Contract DA, Form 18084
          Group Annuity Contract DA, Form 24595
          Group Annuity Contract IPG, Form F. 21811
          Group Annuity Contract IPG, Form F. 17283
          Group Annuity Contract GAC, Form F. 18088
          Group Annuity Contract GAC, Form F. 21713
          Group Annuity Contract GAC, Form F. 24386
          Group Annuity Contract, Form F. 24596
          Group Annuity Contract, Form F. 24597
          Group Annuity Contract, Form F. 18088-1
          Group Annuity Contract, Form 89-9216 (UofM)

          Group Three - Fort Dearborn Life Insurance Company Contracts reinsured by Minnesota Life pursuant to Assumption Reinsurance Transaction effective October 1, 1999:

          Group Annuity Contract, Form 8-39-1091
          Group Annuity Contract, Form 8-200-694
          Group Annuity Contract, Form 8-39-1188

          Group Four - First Allmerica Financial Life Insurance Company Contracts reinsured by Minnesota Life pursuant to Assumption Reinsurance Transaction effective July 1, 2001:

          Group Annuity Contract, Form GA-AID-1.00-81
          Group Annuity Contract, Form GA-PDC-1.00-90
          Group Annuity Contract, Form GA-PDC-2.00-96
          Group Annuity Contract, Form GA-PDC-3.00-96
          Group Annuity Contract, Form GA-PDC-4.00-96
          Group Annuity Contract, Form GA-PDC-5.00-96

          Group Five - Pan-American Life Insurance Company Contracts reinsured by Minnesota Life pursuant to Assumption Reinsurance Transaction effective November 17, 2003:

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          Group Annuity Contract, Form A-2358
          Group Annuity Contract, Form A-1634
          Group Annuity Contract, Form A-1635
          Group Annuity Contract, DC-79 Form A-885
          Group Annuity Contract, DB-79 Form A-894

3.   Securian Life Variable Universal Life Account  04-30704
December 1, 2004